EXHIBIT 5.1

                          OPINION OF HELLER EHRMAN LLP

                                                         May 19, 2006

Convera Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Convera Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on April 18, 2006, as amended by Amendment No. 1 thereto filed on or about May 19, 2006, for the purpose of registering for resale under the Securities Act of 1933, as amended, 5,103,333 shares of its Common Stock, $.01 par value (the "Shares") on behalf of certain stockholders.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

             (a) The Certificate of Incorporation of the Company, as amended, as of the date hereof;

             (b) The Bylaws of the Company, as amended, as of the date hereof;

             (c) Records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares; and

             (d) The Registration Statement

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is for your benefit. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ Heller Ehrman LLP
                                HELLER EHRMAN LLP